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                                                                   EXHIBIT 10.10

                                   AGREEMENT

     AGREEMENT by and between HOLOGIC, INC., a Delaware corporation (the "Company"), and S. David Ellenbogen (the "Executive"), dated as of the 6th day of March, 1998.

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   Certain Definitions.  (a) The "Effective Date" shall be the first date
          -------------------
during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment (1) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (2) otherwise arose in connection with or
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anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

     (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the third anniversary of such date; provided, however that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended without any further action by the Company or the Executive so as to terminate three years from such Renewal Date; provided, however, that if the Company shall give notice in writing to the Executive, at least 60 days prior to the Renewal Date, stating that the Change of Control Period shall not be extended, then the Change of Control Period shall expire three years from the last effective Renewal Date.

     2.   Change of Control.  For the purpose of this Agreement, a "Change of
          -----------------
Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 20% or more of Outstanding Company Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of

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     the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock, shall not constitute a Change in Control; or

          (b) Any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Company) constituting less than a majority of the Board of Directors of the Company; or

          (c) Approval by the stockholders of the Company of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (ii) a complete liquidation or dissolution of the Company or
     (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

     Anything in this Agreement to the contrary notwithstanding, if an event that would, but for this paragraph, constitute a Change of Control results from or arises out of a purchase or other

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acquisition of the Company, directly or indirectly, by a corporation or other entity in which the Executive has a greater than ten percent (10%) direct or indirect equity interest, such event shall not constitute a Change of Control.

     3.   Employment Period.  Subject to the terms and conditions hereof, the
          -----------------
Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the last day of the thirty-sixth month following the month in which the Effective Date occurs (the "Employment Period").

     4.   Terms of Employment.  (a)  Position and Duties.  (i) During the
          -------------------        -------------------
Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not

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significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date, including, without limitation, activities with respect to Vivid Technologies, Inc., shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b)  Compensation.  (i)  Base Salary.  During the Employment Period, the
          ------------        -----------
Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" includes any company controlled by, controlling or under common control with the Company.

          (iii) Annual Bonus.  In addition to Annual Base Salary, the Executive
                ------------
shall be awarded, for each fiscal year during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average annualized (for any fiscal year consisting of less

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than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) bonus (the "Average Annual Bonus") paid or payable to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to deferral plans of the Company.

          (iv) Special Bonus.  In addition to Annual Base Salary and Annual
               -------------
Bonus payable as hereinabove provided, if the Executive remains employed with the Company and/or its affiliated companies through the first anniversary of the Effective Date, the Company shall pay to the Executive a special bonus (the "Special Bonus") in recognition of the Executive's services during the crucial one-year transition period following the Change of Control in cash equal to the sum of (A) the Executive's Annual Base Salary and (B) the greater of (x) the Annual Bonus paid or payable (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) to the Executive for the most recently completed fiscal year during the Employment Period, if any, and (y) the Average Annual Bonus (such greater amount hereafter referred to as the "Highest Annual Bonus"). The Special Bonus shall be paid no later than 30 days following the first anniversary of the Effective Date.

          (v)  Incentive, Savings and Retirement Plans.  In addition to Annual
               ---------------------------------------
Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company and its affiliated companies,

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but in no event shall such plans practices, policies and programs provide the
Executive with incentive, savings and retirement benefits opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the one-year immediately preceding the Effective Date, or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

          (vi)  Welfare Benefit Plans.  During the Employment Period, the
                ---------------------
Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) and applicable to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect at any time during the one-year period immediately preceding the Effective Date, or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

          (vii) Expenses.  During the Employment Period, the Executive shall be
                --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive upon submission of appropriate accountings in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect at any time during the one-

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year period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (viii) Fringe Benefits.  During the Employment Period, the Executive
                 ---------------
shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect at any time during the one-year period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (ix)   Office and Support Staff.  During the Employment Period, the
                 ------------------------
Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the one-year period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (x)    Vacation.  During the Employment Period, the Executive shall be
                 --------
entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect at any time during the one-year period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer incentives of the Company and its affiliated companies.

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     5.   Termination of Employment.  (a)  Death or Disability.  The Executive's
          -------------------------        -------------------
employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     (b)  Cause.  The Company may terminate the Executive's employment during
          -----
the Employment Period for "Cause". For purposes of this Agreement, "Cause" means
(i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company and which are not remedied in a

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reasonable period of time after receipt of written notice from the Company or
(iii) the conviction of the Executive of a felony involving moral turpitude.

     (c)  Good Reason.  The Executive's employment may be terminated during
          -----------
the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof;

          (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

          (v) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement.


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     For purposes of this Section 5(c), any good faith determination of
"Good Reason" made by the Executive shall be conclusive.

     (d)  Notice of Termination.  Any termination by the Company for Cause or by
          ---------------------
the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e)  Date of Termination.  "Date of Termination" means the date of receipt
          -------------------
of the Notice of Termination or any later date specified therein, as the case may be; provided however, that (i) if the Executive's employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6.   Obligations of the Company upon Termination.
          -------------------------------------------


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     (a)  Death.  If the Executive's employment is terminated by reason of the
          -----
Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of the sum of the following amounts: (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) the product of (I) the Highest Annual Bonus and (II) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, (C) the Special Bonus, if due to the Executive pursuant to Section 4(b)(iv), to the extent not theretofore paid, and (D) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued bonus amounts or vacation pay, in each case, to the extent not yet paid by the Company (the amounts described in subparagraphs (A), (B), (C) and (D) are hereafter referred to as "Accrued Obligations" and shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination), (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided in accordance with the applicable plans, programs practices and policies described in Section 4(b)(v) of this Agreement as if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies as in effect and applicable generally to other peer executives and their families during the one year period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families (such continuation of such benefits for

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the applicable period herein set forth shall be hereinafter referred to as
"Welfare Benefit Continuation") (for purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period), and (iii) payment to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination of an amount equal to the sum of the Executive's Annual Base Salary and the Highest Annual Bonus. Subject to the provisions of Section 9 hereof, but, otherwise, anything herein to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its affiliated companies to surviving families of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to family death benefits, if any, as in effect with respect to other peer executives and their families at any time during the one year period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their families.

     (b)  Disability.  If the Executive's employment is terminated by reason of
          ----------
the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of the Accrued Obligations (which shall be paid in a lump sum in cash within 30 days of the Date of Termination), (ii) the timely payment and provision of the Welfare Benefit Continuation, and (iii) payment to the Executive in a lump sum in cash within 30 days of the Date of Termination of an amount equal to the sum of the Executive's Annual Base Salary and the Highest Annual Bonus. In addition,

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the Company shall transfer to the Executive the insurance policy written with respect to the Executive under the Company's Group Term Life Insurance Policy for Executive Officers and the right to the full cash surrender value thereof. Subject to the provisions of Section 9 hereof, but, otherwise, anything herein to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect with respect to other peer executives and their families at any time during the one year period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families.

     (c)  Cause, Other than for Good Reason.  If the Executive's employment
          ---------------------------------
shall be terminated by the Company for Cause or by the Executive other than for Good Reason (and other than by reason of his death or disability) during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination, plus the amount of any compensation previously deferred by the Executive and any accrued bonus amounts or vacation pay, in each case, to the extent theretofore unpaid. In such case, such amounts shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. The Executive shall, in such event, also be entitled to any benefits required by law that are not otherwise provided by this Agreement.

     (d)  Good Reason; Other Than for Cause or Disability.  If, during the
          -----------------------------------------------
Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or

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Disability, or if the Executive shall terminate employment under this Agreement for Good Reason:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                A.  all Accrued Obligations; and

                B. the amount (such amount shall be hereinafter referred to as the "Severance Amount") equal to one dollar ($1.00) less than the product of (I) three (3) and (II) the Executive's "base amount" as defined in
     Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          (ii) the Company shall timely pay and provide the Welfare Benefit Continuation provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical or other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

          (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies as in effect and applicable generally to other peer executives of the Company and its affiliated companies and their families (such

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other amounts and benefits shall be hereinafter referred to as the "Other
Benefits"); and

          (iv) all unvested options or stock appreciation rights which Executive then holds to acquire securities from the Company shall be immediately and automatically exercisable as of the Effective Date, and the Executive shall have the right to exercise any such options or stock appreciation rights for a period of one year after the Date of Termination. Notwithstanding the foregoing, until two years from the date of this Agreement, such options and/or stock appreciation rights shall not be accelerated if such acceleration would result in the failure of a transaction which has been approved by the Continuing Directors (as defined in the Company's charter) and entered into by the Company to qualify as a pooling for accounting purposes; and

          (v) the Company shall transfer to the Executive the insurance policy written with respect to the Executive under the Company's Group Term Life Insurance Policy for Executive Officers and the right to the full cash surrender value thereof.

     7.   Non-exclusivity of Rights.  Except as provided in Section 6, nothing
          -------------------------
in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the

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Company or any of its affiliated companies at or subsequent to the Date of
Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

     8.   Full Settlement.  (a)  The Company's obligation to make the payments
          ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 6(d)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement, unless a court of competent jurisdiction determines that the Executive made such effort in bad faith), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     (b)  If there shall be any dispute between the Company and the Executive
(i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable

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judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 6(d) as though such termination were by the Company without Cause, or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amount pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

     9.   Certain Reduction in Payments by the Company.
          ---------------------------------------------

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code or would subject the Executive to the excise tax imposed by
Section 4999 of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be one dollar less than an amount expressed in present value which maximizes the aggregate present value of Agreement Payments but which does not result in any of the amount paid to the Executive being not deductible by reason of Section 280G of the Code or subject to the excise tax imposed by Section 4999 of the Code. For purposes of this Section 9, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

     (b) All determinations required to be made under this Section 9 shall be made by Arthur Andersen LLP (or its successor) unless such firm shall be the accounting firm of the individual, entity or group effecting the Change of Control or any affiliate of the Company at the Date of Termination, in which case such determinations shall be made by an accounting firm of national standing agreed to by the Company and the Executive, or, if the Company does not so agree within 10 days of the Date of Termination, such an accounting firm shall be selected by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the date such firm is selected or such earlier time as is requested by the Company and an opinion to the Executive that he has substantial authority not to report any Excise Tax on his Federal income tax return with respect to any Agreement Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. Within five business days of the determination by the Accounting Firm as to the Reduced Amount, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement.

     (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the

Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the Executive shall repay to the Company together with interest at the applicable Federal rate provided for in
Section 7872(f)(2) of the Code. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     10.  Confidential Information.  The Executive shall hold in a fiduciary
          ------------------------
capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     11.  Successors.  (a) This Agreement is personal to the Executive and
          ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. In addition, the Executive shall be entitled, upon exercise of any outstanding stock options or stock appreciation rights of the Company, to receive in lieu of shares of the Company's stock, shares of such stock or other securities of such successor as the holders of shares of the Company's stock received pursuant to the terms of the merger, consolidation or sale.

     12.  Miscellaneous.  (a) This Agreement shall be governed by and construed
          -------------
in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

        S. David Ellenbogen
        9 Pauline Drive
        Natick MA  01760


     If to the Company:

        Hologic, Inc.
        590 Lincoln Street
        Waltham, Massachusetts 02154
        Attention: Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

     (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and by entering into this Agreement the Executive waives all rights he may have under the Company's separation policy, provided that if the Company's separation policy would provide greater benefits to the Executive than this Agreement, than the Executive may elect to receive benefits under the Company's separation policy in lieu of the benefits provided hereunder.

     (g) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, prior to the Effective Date, the employment of the Executive by the Company is "at will" and may be terminated by either the Executive or the Company at any time. Moreover, if prior to the Effective Date, the Executive's employment with the Company terminates, then the Executive shall have no further rights under this Agreement. Notwithstanding anything contained herein, if, during the Employment Period, the Executive shall terminate employment with the Company other than for Good Reason, the Executive shall have no liability to the Company.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                        HOLOGIC, INC.

                                        By: /s/ Glenn P. Mair
                                           --------------------------------
                                        Name:  Glenn P. Mair
                                        Title: V.P. Finance & Treasurer

                                        EXECUTIVE
                                        /s/ S. David Ellenbogen
                                        -----------------------------------
                                        S. David Ellenbogen